EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                      State or Other
                                      Jurisdiction of               Percentage
                                      Incorporation                 Ownership
                                      -------------                 ---------
Parent
------

NewSouth Bancorp, Inc.                Delaware                         100%

Subsidiary
----------

NewSouth Bank                         North Carolina                   100%